SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

_    Preliminary Information Statement

_    Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))

X    Definitive Information Statement

                          INFINITY CAPITAL GROUP, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.

__ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                          INFINITY CAPITAL GROUP, INC.
                             7 Dey Street, Suite 900
                               New York, NY 10007

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                October 31, 2005

To The Shareholders of Infinity Capital Group, Inc.:

         The holders of a majority of the outstanding shares of Common Stock (the "Majority Common Shareholders", which comprise ownership of 4,559,000 shares or 80.04% of common stock out of a total of 5,695,487 total shares issued and outstanding as of the record date of October 31, 2005) approved the adoption of the following resolutions by written consent in lieu of a meeting pursuant to the Business Corporation Act of the State of Maryland, to be effective on or before November 25, 2005.

         The Board of Directors, including a majority of disinterested Directors, of Infinity Capital Group, Inc. (the "Board") approved the following actions by written consent dated as of October 31, 2005 as it believes such actions are in the best interests of Infinity Capital Group, Inc. and its stockholders.

         1. To authorize the issuance of Class "C" Warrants which warrants entitle the holder to purchase one share of common stock for $1.50 per share subject to adjustments for stock splits until December 1, 2009.

         Warrants can be redeemed by the Company at any time after the closing price of the Company's Common Stock equals or exceeds $3.00 for five consecutive trading days. The Company may redeem some or all of our warrants that have not been exercised prior to the Redemption date by giving 30 days' prior written notice and paying $.05 per warrant.

                              /s/Gregory H. Laborde
                             _______________________
                          Gregory H. Laborde, President

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                          INFINITY CAPITAL GROUP, INC.
                             7 Dey Street, Suite 900
                               New York, NY 10007

                                October 31, 2005

                               SHAREHOLDERS ACTION

         The holders of a majority of the outstanding shares of Common Stock (the "Majority Common Shareholders", which comprise ownership of 4,559,000 shares or 80.04% of common stock out of a total of 5,695,487 total shares issued and outstanding as of the record date of October 31, 2005) approved the adoption of the following resolutions by written consent in lieu of a meeting pursuant to the Business Corporation Act of the State of Maryland, to be effective on or before November 25, 2005.

         The Board of Directors, including a majority of disinterested Directors, of Infinity Capital Group, Inc. (the "Board") approved the following actions by written consent dated as of October 31, 2005 as it believes such actions are in the best interests of Infinity Capital Group, Inc. and its stockholders.

         The Majority Shareholders consenting consists of GHL Group, Ltd. and Theodore A. Greenberg.

         Holders of the common stock of record as of October 31, 2005 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by November 25, 2005, and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Maryland law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 5,695,487 shares of common stock are entitled to vote on the Company's proposed transactions described in this Information Statement.

                                    COMPANY

         The Company has its executive offices at 7 Dey Street, Suite 900, New York, NY 10007, and its telephone number is (212) 962-4400.

         As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to authorize the issuance of Warrants as described, effective November 25, 2005.

                       PROPOSED ACTION BY MAJORITY CONSENT

         To authorize the issuance of Class "C" Warrants which warrants entitle the holder to purchase one share of common stock for $1.50 per share subject to adjustments for stock splits until December 1, 2009.

         Warrants can be redeemed by the Company at any time after the closing price of the Company's Common Stock equals or exceeds $3.00 for five consecutive trading days. The Company may redeem some or all of our public warrants that have not been exercised prior to the Redemption date by giving 30 days' prior written notice and paying $.05 per public warrant.

         The Company believes it is necessary to authorize the Warrants to be part of a Regulation E Initial Public Offering to create units of investment for raising capital to carry out the Company's Business Plan as a Business Development Company.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending April 30, 2005 and its transitional quarterly report on the Form 10-QT for the quarter ending June 30, 2005 are available upon request to: Gregory H. Laborde, President, 7 Dey Street, Suite 900, New York, NY 10007.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of October 21, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Infinity Capital Group, Inc., 7 Dey Street, Suite 900, New York, NY 10007.

                                                      Common Stock
         Name                           Title         Amount Owned     % Total
         -----------------------------------------------------------------------
         Gregory H. Laborde             Common          3,959,000         69.51
         CEO, President, Chairman       Restricted
         & Director
         (beneficially through
         GHL Group, Ltd.)

         Theodore A. Greenberg (1)      Common            600,000         10.53
         Chief Investment Officer       Restricted
         & Director

         Pierce McNally                 Common                  0             0
         Director                       Restricted

         Steven Katz                    Common                  0             0
         Advisory Director(2)           Restricted

         Dr. David W. Sear              Common
         Advisory Director              Restricted              0             0

         Conrad R. Huss                 Common
         Director                       Restricted              0             0

         John J. Maroney                Common
         Advisory Director              Restricted              0             0

         Wulf Rehder                    Common            350,358          6.15
                                                        ---------         ------
         Officers and Directors         Common          4,559,000         80.04%
         as a Group

(1) Mr. Greenberg has agreed to accept appointment as Chief Financial Officer and Secretary effective November 15, 2005.
(2) Mr. Katz has agreed to accept appointment as Senior Vice President - Business Development and Director effective November 15, 2005.

                                   MANAGEMENT

         The following table lists the names and ages of the executive officers and directors of the Company. The directors will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

    NAME                              AGE              POSITION WITH THE COMPANY
    ----                              ---              -------------------------

Gregory H. Laborde*                   40               Chief Executive Officer
255 Warren Street, Suite 1504                          and Chairman of the Board
Jersey City, New Jersey 07302

Theodore A. Greenberg* (1)            45               Chief Investment Officer
7 Dey Street, Suite 900                                and Director
New York, NY  10007

Pierce McNally                        57               Director
500 IDS Center
80 South Eighth Street
Minneapolis, MN  55402

Steven Katz (2)                       57               Advisory Director
20 Rebel Run Drive
East Brunswick, NJ 08816

Dr. David W. Sear                     60               Advisory Director
4008 Ashbrook Circle
San Jose, CA  95124

Conrad R. Huss                        54               Director
3 Carpenter Court
Airmont, NY  10952

John J. Maroney                       51               Advisory Director
39 Worthington Ave.
Spring Lake, NJ  07762
------------------------------------
* Interested Directors of Infinity within the meaning of the 1940 Act.

(1) Mr. Greenberg has agreed to accept appointment as Chief Financial Officer and Secretary effective November 15, 2005.
(2) Mr. Katz has agreed to accept appointment as Senior Vice President - Business Development and Director effective November 15, 2005.

         GREGORY H. LABORDE, age 40, President, Chief Executive Officer and Chairman of the Board, has over 18 years experience on Wall Street in the areas of investment banking, trading, sales and financial consulting. From 1986 to 1997, Mr. Laborde worked in corporate finance at a number of prestigious NYC based investment banks, including: Drexel Burnham Lambert, Lehman Brothers, Gruntal & Co., and Whale Securities. During his Wall Street tenure, Mr. Laborde was involved in over 20 public and private financing transactions totaling over 100 million dollars. In 1999 he founded and took public Origin Investment Group, a business development company that was involved in investing in IT related businesses. While serving as Chairman & CEO, Mr. Laborde was responsible for providing 2 million in direct equity investments, a 10 million equity credit line, as well as successfully negotiating definitive agreements to acquire several private businesses. Mr. Laborde is currently the Chairman of GHL Group, Ltd., a firm that provides capital formation and mergers and acquisition services to select publicly traded companies or rapidly expanding private businesses seeking to go public. Mr. Laborde currently serves as the President & CEO of Satellite Organizing Solutions, Inc. (SOZG: Pink Sheets), and is the former President & CEO of Azonic Corporation (AZOI:OTCBB), a manufacturer of low cost disposable wireless devices, and has been President, CEO and Director of Infinity Capital Group since inception. Mr. Laborde holds a Bachelor of Science degree in Engineering from Lafayette College.

         THEODORE A. GREENBERG, age 45, Director and Chief Investment Officer, is a senior financial executive with more than 20 years experience in private equity, consulting, industry and public accounting. Mr. Greenberg has agreed to accept appointment as Chief Financial Officer and Secretary effective November 15, 2005. He was a General Partner and co-founder of Park Avenue Equity Partners, LP, a $110 million private equity fund focused on the middle market. In his five years with Park Avenue, Ted sourced, evaluated and negotiated deals and worked extensively with portfolio companies post acquisition. Prior to founding Park Avenue, he worked with Development Capital, LLC on direct equity investments and served as consulting CFO to one of Development Capital's portfolio companies. Previously, Ted directed the financial services practice at Marcum & Kliegman, LLP, a New York Metropolitan area accounting and consulting firm where he advised on merger and acquisition transactions, as well as operations and taxation. From 1980 to 1993 Ted provided operations, finance and taxation consulting services to a variety of real estate partnerships, financial service companies and entrepreneurial ventures. He graduated with a BS in Accounting, Cum Laude, from the State University of New York at Albany and received an MBA in Finance & Business Policy from the University of Chicago. Mr. Greenberg earned certification as a Certified Public Accountant in New York State.

         PIERCE MCNALLY, age 57, Director, serves of counsel to Gray Plant Mooty, practicing in the areas of business law and entrepreneurial services. He currently serves as Chairman Emeritus and Director of Lockermate Corporation of Minnetonka, Minnesota, a company that provides locker organizing systems and fashion accessories to the retail trade. He served as Minnesota American's Chairman of the Board, Chief Executive Officer and Secretary from October 1994 until January 2000, when Minnesota American merged with CorVu Corporation (OTC:
CRVU). He served as Chairman and Director of Corporate Development of Nicollet Process Engineering, Inc. from May 1995 until April 1999, when he retired from the board. He also serves on the board of directors of eNetpc (OTC: BB), Solv Technology, LLC, Linkup, Inc.

      In December, 1983, Pierce was elected to the board of directors of his family company, Midwest Communications, Inc., owner of numerous broadcast properties including WCCO-TV, WCCO-AM and WLTE in the Twin Cities. In 1989, he was subsequently also elected an officer of the company and he served in both capacities until the company merged with CBS, Inc. (NYSE:CBS) in 1992.

         Pierce completed his undergraduate studies at Stanford University. He received his law degree from the University of Wisconsin Law School in 1978. He was a member of Order of the Coif.

         STEVEN KATZ, age 57, former Advisory Director, is President of Steven Katz & Associates, Inc., a health care and technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing. Mr. Katz has agreed to accept appointment as Senior Vice President - Business Development and Director effective November 15, 2005. Mr. Katz has been President of Steven Katz & Associates, Inc. since 1982. From January 2000 to October 2001 Mr. Katz was also President, Chief Operating Officer and a director of Senesco Technologies, Inc., (AMEX: SNT), a company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. From 1983 to 1984 he was a co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1981 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelors of Business Administration degree in Accounting from the City College of New York in 1969. He is presently a member of the Boards of Directors of a number of publicly-held corporations, Biophan Technologies, Inc. (OTCBB: BIPH), Health Systems Solutions, Inc. (OTCBB:HSLN), NanoScience Technologies, Inc. (OTCBB: NANS), USA Technologies (OTCBB:USTT), and several companies in registration to go public including IbuyDigital.com, Inc., and Vivid Learning Systems, Inc.

         DR. DAVID W. SEAR, age 60, Advisory Director, is a current Board member of California Microdevices (NASDAQ:CAMD) since 2003. Dr. Sear has previously served as President and CEO of Vaishali Semiconductor (1999-2002), a startup company focused on developing 10Gigabit Ethernet ICs, and the public company Integrated Circuit Systems (NASDAQ:ICST) from 1994 to 1996. He has also held President and COO positions with Quality Semiconductor and Catalyst Semiconductor (NASDAQ:CATS) (1991-1994), as well as top management positions with Fujitsu Microelectronics (1987-1991) and ICI Array Technology (1984-1987). Dr. Sear holds a Ph.D. in Solid State Physics and a B.Sc. in Electronic Engineering from the University of London. He is currently working as a consultant to emerging and established high-tech companies.

         CONRAD R. HUSS, appointed Director, is a financial professional with over twenty-five years of investment banking and operating experience. Mr. Huss graduated from New York University with a BS in Accounting and Finance, and received his MBA from Adelphi University. Over the course of his career, Mr. Huss has served as Managing Director for a number of investment banking units at small and middle market firms, as a Founding Partner of a boutique bank specializing in technology and health care, and as Chief Executive Officer of a medical technology company.

         Presently, Mr. Huss is a principal at Berwyn Capital LLC., a boutique Investment Bank focusing on emerging growth companies.

         Previously, Mr. Huss was Managing Director at Hobbs Melville Securities Corp. where he was responsible for overseeing and managing the Investment Banking department, capital markets and administrative functions. Prior to Hobbs Melville, Mr. Huss served as the Managing Director for Auerbach, Pollak & Richardson, Inc. There, he specialized in the technology, health care and consumer product industries and developed operating plans for the banking department, among other initiatives. Mr. Huss previously served as Managing Director, Corporate Finance at Credit Lyonnais USA, Inc. He was responsible for originating transactions for both domestic and non-US clients and for cross-border merger & acquisition assignments and equity offerings.

         Mr. Huss served as the Chief Executive Officer at Matrix Instruments Inc., a public medical technology company.

         JOHN J. MARONEY, appointed Advisory Director, graduated from Fordham University with a B.S. in 1975 and received his MBA in 1977 from Fordham University.

         From 2004 to Present he has been President, CEO and Director of Juvent, Inc., located in Somerset, New Jersey. Juvent, Inc. is a company focused on the development of a medical device that provides patients with a unique, non-invasive, and low-cost alternative to the conventional pharmaceutical therapies currently used in the treatment of osteoporosis, osteopenia, and related conditions.

         From 1992 to 2002 he was President, CEO, Co-Founder and Chairman of Flemington Pharmaceutical Corporation located Flemington, New Jersey (now NovaDel Pharmaceuticals). NovaDel is a publicly-held (AMEX: NVD) drug development company engaged in the development of novel application drug delivery systems for presently marketed prescription, OTC,and veterinary rugs utilizing its patented lingual spray delivery system.

         From 1983 to Present he was President of Landmark Financial Corporation located in Spring Lake, New Jersey. Landmark is a provider of corporate finance services to emerging growth companies in the healthcare sector, specializing in merger and acquisition and product licensing work. Landmark was an affiliate of New York-based investment banking firm Ladenburg, Thalmann from 1984 - 1991, during which time Mr. Moroney held the position of Managing Director.

INDEMNIFICATION OF DIRECTORS

         Under the Maryland Business Corporation Act and the Company's Articles of Incorporation, as amended, the Company's directors have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. The Board acts as the Audit Committee. During the fiscal year ended April 30, 2005, the Board of Directors held numerous meetings.

COMPENSATION OF DIRECTORS


                     SUMMARY COMPENSATION TABLE OF DIRECTORS


                             (TO OCTOBER 31, 2005)

                                       Cash Compensation                  Security Grants
Name                              Annual Retainer   Meeting Fees   Consulting            Number of     Number of Securities
                                  Fees ($)          ($)            Fees/Other Fees ($)   Shares (#)    Underlying Options/SARs(#)
------------------------------------------------------------------------------------------------------------------------------
A. Gregory H. Laborde (1)         0                 0              0                     0             0
B. Theodore A. Greenberg (1)      0                 0              0                     0             0
C. Pierce McNally (1)             0                 0              0                     0             0
D. Steven Katz (1)                0                 0              0                     0             0
E. Dr. David W. Sear (1)          0                 0              0                     0             0
F. Wesley F. Whiting (2)          0                 0              0                     0             0
G. Conrad R. Huss (3)             0                 0              0                     0             0
H. John J. Maroney (4)            0                 0              0                     0             0

         (1) As a result of the Merger he became a Director of the Company on May 2, 2005.

         (2) Wesley F. Whiting resigned as Secretary/Treasurer of the Company on May 1, 2005. As of May 18, 2005, Wesley F. Whiting resigned as Director.

         (3) Appointed Director on October 12, 2005.

         (4) Appointed Advisory Director on October 12, 2005.

                             EXECUTIVE COMPENSATION

Cash Compensation.

         Compensation paid for all services provided up to October 31, 2005 (1) to each of our executive officers and (2) to all officers as a group.


                    SUMMARY COMPENSATION TABLE OF EXECUTIVES


                                    Annual Compensation                         Awards
=================================================================================================================================

Name and Principal                                                                                  Securities Underlying
Position                          Salary ($) Bonus ($)     Other                Annual Restricted   Stock Options/SARs(#)
                        Year                               Compensation ($)     Award(s)($)
-----------------------------------------------------------------------------------------------------------------------------------
Gregory H. Laborde,(1)  2005      0          0             0                       0                      0
President & CEO         ---------------------------------------------------------------------------------------------------------
                        2004      0          0             0                       0                      0
                        ---------------------------------------------------------------------------------------------------------
                        2003      0          0             0                       0                      0
-----------------------------------------------------------------------------------------------------------------------------------
Jerry Gruenbaum,(1)     2005      0          0             0                       0                      0
Secretary & Interim CFO ---------------------------------------------------------------------------------------------------------
(terminated 10/12/05)   2004      0          0             0                       0                      0
                        ---------------------------------------------------------------------------------------------------------
                        2003      0          0             0                       0                      0
-----------------------------------------------------------------------------------------------------------------------------------
Theodore A. Greenberg,  2005      0          0             0                       0                      0
(1) Chief Investment    ---------------------------------------------------------------------------------------------------------
    Officer             2004      0          0             0                       0                      0
                        ---------------------------------------------------------------------------------------------------------
                        2003      0          0             0                       0                      0
-----------------------------------------------------------------------------------------------------------------------------------
Wesley F. Whiting, (2)  2005      0          0             0                       0                      0
former Secretary/       ---------------------------------------------------------------------------------------------------------
Treasurer               2004      0          0             0                       0                      0
                        ---------------------------------------------------------------------------------------------------------
                        2003      0          0             0                       0                      0
-----------------------------------------------------------------------------------------------------------------------------------

         (1) As a result of the Merger he became an Officer and/or Director of the Company on May 2, 2005.

         (2) Wesley F. Whiting resigned as Secretary/Treasurer of the Company on May 1, 2005. As of May 18, 2005, Wesley F. Whiting resigned as Director.


OPTIONS GRANTED IN LAST FISCAL YEAR

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYMENT AGREEMENT

         The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        GHL  Group,  Ltd.,  beneficially  Gregory  H.  Laborde,  President  and
Director,   acquired  5,000,000  shares  as  founder  of  the  Company.  He  has transferred  1,000,000  of his  shares to others in private  transactions.

         On 9/12/05 GHL Group, Ltd acquired 144,625 Class C Warrants in exchange for 61,000 of the common shares held in Infinity.

         On 9/12/05 GHL Group, Ltd. acquired 300,000 Class B Warrants for $3,000. On 9/12/05 GHL Group, Ltd. acquired 176,000 Class A Warrants in exchange for 80,000 of its shares held in Infinity. On 9/12/05 GHL Group, Ltd. exercised Class A Warrants and was issued 100,000 shares for forgiveness of debt of $25,000. The transaction was exempt from registration under Section 4(2) of the Securities Act of 1933.

         On 9/15/05 GHL Group, Ltd. surrendered 185,125 Class C Warrants, 300,000 Class B Warrants, and 76,000 Class A Warrants back to Infinity for retirement and received no consideration from Infinity.

         As of 9/15/05 there were no Class C Warrants, no Class B Warrants, and 190,500 Class A Warrants outstanding.

         GHL Group, Ltd. currently receives $3,500 per month in consulting fees from the Company. Beginning the month following the closing of the Company's initial public offering, GHL Group, Ltd., will receive a fee of $8,333 per month. Such fees are on a month to month basis. There are currently no long term employment contracts in place.

         Theodore Greenberg, Chief Investment Officer and Director, is paid on a per diem for due diligence work performed on behalf of the Corporation. Beginning the month following the closing of the Company's initial public offering, Mr., will receive a fee of $10,000 per month. Such fees are on a month to month basis and there are currently no long term employment contracts in place.

         Jerry Gruenbaum, former Corporate Secretary and Interim Chief Financial Officer, has been paid on a per diem for legal work performed on behalf of the Corporation, through his law firm SEC Attorneys, LLC. Such fees are on a month to month basis and there are currently no long term employment contracts in place.


                              INDEPENDENT AUDITORS

         The Board of Directors has authorized the firm of Larry O'Donnell, CPA,
PC  ("O'Donnell"),   independent  certified  public  accountants,  to  serve  as independent auditors for the fiscal year ended December 31, 2005.


                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         An Annual Shareholders Meeting is proposed to be held in early July 2006. Any proposal that a shareholder intends to present at the Company's 2006 Annual Meeting should have been received at the Company's principal executive office no later than February 28, 2006. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2006 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than February 28, 2006. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO GREGORY H. LABORDE, PRESIDENT, INFINITY CAPITAL GROUP, INC., 7 DEY STREET, SUITE 900, NEW YORK, NY 10007, AND ITS TELEPHONE NUMBER IS (212) 962-4400, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

INFINITY CAPITAL GROUP, INC.


/s/Gregory H. Laborde
------------------------------------------------
Gregory H. Laborde, President and Chairman of the Board